Exhibit 99.1

WINSTON HOTELS:
Winston Hotels, Inc. 2626 Glenwood Avenue • Suite 200 Raleigh, North Carolina 27608 www.winstonhotels.com NYSE: WXH
FOR FURTHER INFORMATION:

WINSTON HOTELS:	DALYGRAY:
Patti L. Bell	Jerry Daly or Carol McCune
Assistant Vice President	(703) 435-6293
Investor Relations & Administration (919) 510-8003 pbell@winstonhotels.com	(jerry@dalygray.com, carol@dalygray.com)
For Immediate Release
Winston Hotels Announces Special Meeting of Common Shareholders
     RALEIGH, N.C., April 30, 2007 — Winston Hotels, Inc. (NYSE: WXH) today announced that it has established a record date and meeting date for the special meeting of common shareholders to consider and vote upon the proposal to approve the previously announced merger of Winston with and into a wholly-owned subsidiary of Inland American Real Estate Trust, Inc.
     The special meeting will be held on Thursday, June 21, 2007 at 10:00 a.m., Eastern time, at the Homewood Suites hotel located at 5400 Edwards Mill Road, Raleigh, North Carolina. The record date for determining the holders of shares of Winston’s common stock entitled to notice of the special meeting and to vote on the merger proposal will be the close of business on Friday, May 11, 2007. Completion of the merger remains subject to the affirmative vote of the holders of a majority of Winston’s outstanding shares of common stock on the record date and other customary closing conditions.
About Winston Hotels
     As of April 30, 2007, Winston Hotels owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms. This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the company. As of March 31, 2007, the company had $29.5 million in loan receivables from owners of several hotels. The company does not hold an ownership interest in any of the hotels for which it has provided debt financing. For more information about Winston Hotels, Inc., visit the company’s web site at www.winstonhotels.com.
Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, the company has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) . INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, INLAND AMERICAN REAL ESTATE TRUST, INC. AND THE PROPOSED MERGER. Investors can obtain the preliminary proxy statement and all other relevant documents filed by the company with the SEC free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the company by contacting the company’s Investor Relations at (919) 510-8003 or accessing the company’s investor relations website. Investors and security holders are urged to read the preliminary proxy statement and the other relevant materials when they become available, including the definitive proxy statement, before making any voting or investment decision with respect to the merger.
     The company and its executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of the company in connection with the merger. Information about the executive officers and directors of the company and the number of company common shares beneficially owned by such persons is set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007, as amended by the company’s Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of the company and its executive officers, directors and employees in the merger by reading the proxy statement regarding the merger when it becomes available.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that have been or may be instituted against the company; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although the company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 16, 2007. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.